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                                                                    EXHIBIT 99.1


             IVIVI TECHNOLOGIES ANNOUNCES RESULTS OF ANNUAL MEETING
            OF SHAREHOLDERS; BOARD APPOINTS CHIEF OPERATING OFFICER


NORTHVALE, NJ - OCTOBER 4, 2007 - Ivivi Technologies, Inc. (AMEX:II), a leader in non-invasive, electrotherapeutic technologies, today announced the results of its Annual Meeting of Shareholders, which was held on October 1, 2007 in New York and the appointment of Edward J. Hammel, Ivivi's Executive Vice President, to the position of Chief Operating Officer.

RESULTS OF ANNUAL MEETING

A total of 6,705,829 shares of Ivivi common stock, or approximately 69.9% of the total number of shares of Ivivi common stock entitled to vote at the annual meeting, were represented at the annual meeting. At the annual meeting, Ivivi's shareholders re-elected seven directors to Ivivi's Board of Directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified. The directors include Mr. Steven M. Gluckstern, Mr. Andre' A. DiMino, Mr. David Saloff, Mr. Kenneth S. Abramowitz, Dr. Louis J. Ignarro, Dr. Pamela J. Newman, and Mr. Jeffery A. Tischler.

At the annual meeting, Ivivi's shareholders also approved the adoption of an amendment to the Ivivi Technologies, Inc. 2004 Amended and Restated Stock Option Plan to increase the number of shares of Ivivi common stock available for issuance thereunder from 2,437,500 shares to 3,750,000 shares. The shareholders also ratified the appointment of Raich Ende Malter & Company as the independent registered public accounting firm of the Company for the fiscal year ending March 31, 2008.

APPOINTMENT OF EDWARD J. HAMMEL AS CHIEF OPERATING OFFICER

On October 1, 2007, following the annual meeting, Ivivi's Board of Directors appointed Edward J. Hammel, Ivivi's Executive Vice President, to the new position of Chief Operating Officer. Mr. Hammel, 57, will continue to serve as Executive Vice President, a position he has held since joining the Company in 2004. Mr. Hammel's duties as Chief Operating Officer include administrative and operational activities. Prior to joining Ivivi, Mr. Hammel was a partner in Palisades Partners, a management consulting company. He also served as Chief Financial Officer of LifeWaves International, a health and wellness start-up company from 2001 to 2003 and prior to that was Chief Financial Officer of a physician practice management company and Chief Financial Officer of a worker's compensation insurance company. He also spent 15 years with Reliance Group Holdings, most recently as a Vice President. Mr. Hammel has a B.A. from the University of Denver and a Masters Degree in Management from Northwestern University.

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ABOUT IVIVI TECHNOLOGIES, INC.

Based in Northvale, NJ, Ivivi Technologies, Inc. is a medical technology company focusing on designing, developing and commercializing its proprietary electrotherapeutic technology platform. Ivivi's research and development activities are focused specifically on targeted pulsed electromagnetic field, or PEMF, technology, which, by creating specific therapeutic electrical current in injured soft tissue, modulates biochemical and physiological healing processes to help repair the injured tissue and reduce related pain and inflammation. The Company's Electroceuticals(TM) have been used in non-invasive treatments for a wide array of conditions, including chronic wounds, pain and edema following plastic and reconstructive surgery and chronic inflammatory disorders.


FORWARD-LOOKING STATEMENTS

This release contains "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1996. Forward-looking statements reflect management's current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, the Company's limited operating history, history of significant and continued operating losses and substantial accumulated earnings deficit, difficulties with its financial accounting controls, the failure of the market for the Company's products to continue to develop, the inability for customers to receive third party reimbursement, the inability to obtain additional capital, the inability to protect the Company's intellectual property, the loss of any executive officers or key personnel or consultants, competition, changes in the regulatory landscape or the imposition of regulations that affect the Company's products and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's Form 10-KSB for the fiscal year ended March 31, 2007. The Company assumes no obligation to update the information contained in this press release.



INVESTOR RELATIONS CONTACT:                   PUBLIC RELATIONS CONTACT:
---------------------------                   -------------------------
Cameron Associates                            Avalanche Strategic Communications
Alison Ziegler or Lester Rosenkrantz;         Denyse Dabrowski
212-554-5469                                  201-488-0049  Mobile:201-916-7122
ALISON@CAMERONASSOC.COM                       DENYSE@AVALANCHEPR.COM

Deanne Eagle for Media
212-554-5463


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